SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT No. )

Filed by the Registrant [X]                                                                Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2)
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material Pursuant to sec. 240.14a-11(c) or 240.14a-12

Adams Resources & Energy, Inc.
 (Name of Registrant as Specified in its Charter)

N/A
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1)   Title of each class of securities to which transaction applies: N/A

(2)  Aggregate number of securities to which transaction applies: N/A

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined): N/A

(4)  Proposed maximum aggregate value of transaction: N/A

(5)  Total fee paid: N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount Previously Paid: N/A

(2)  Form, Schedule or Registration Statement No.: N/A

(3)  Filing Party: N/A                                                                                     (4) Date Filed: N/A

Representatives of The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America (the “EC”) have informed Adams Resources & Energy (the “Company”) that the EC has withdrawn its shareholder proposal regarding board representation that was included in the Company’s proxy materials.  The Company and the EC have agreed to dialogue further regarding board representation.  Therefore, the EC’s shareholder proposal will not be presented at the Company’s 2012 annual meeting of shareholders to be held on May 16, 2012 and no vote will be taken on the shareholder proposal.